UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2015

Penford Corporation

(Exact name of registrant as specified in its charter)

Washington	0-11488	91-1221360
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7094 South Revere Parkway, Centennial, Colorado	80112-3932
(Address of principal executive offices)	(Zip Code)

303-649-1900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07: Submission of Matters to a Vote of Security Holders

A special meeting of shareholders of Penford Corporation (“Penford”) was held on January 29, 2015 (the “Special Meeting”). At the Special Meeting, Penford’s shareholders approved the proposal to adopt the previously announced Agreement and Plan of Merger, dated as of October 14, 2014 (as it may be amended from time to time, the “Merger Agreement”), by and among Penford, Ingredion Incorporated (“Ingredion”) and Prospect Sub, Inc., a wholly owned subsidiary of Ingredion (“Merger Sub”). The Merger Agreement provides for the merger of Merger Sub with and into Penford, as a result of which Penford would become 100% owned by Ingredion. The shareholders of Penford also approved, on an advisory (non-binding) basis, the merger-related compensation that will or may be paid by Penford to its named executive officers in connection with the merger. Penford shareholders also voted to approve the adjournment of the Special Meeting to solicit additional proxies if there were insufficient votes at the time of the Special Meeting to approve the Merger Agreement or if otherwise deemed necessary or appropriate by Penford; adjournment of the Special Meeting was not necessary because there were sufficient votes at the time of the Special Meeting to approve the Merger Agreement.

At the Special Meeting, holders of 11,052,617 shares of Penford’s common stock, which represents approximately 86.43% of the shares of Penford’s common stock outstanding and entitled to vote as of the record date of December 23, 2014, were represented in person or by proxy.

The final voting results for each proposal, each of which is described in greater detail in Penford’s definitive proxy statement filed with the Securities and Exchange Commission on December 29, 2014, as amended, follow below:

Proposal 1:	Approval of the Merger Agreement.

For	Against	Abstained	Broker Non-Votes
11,015,333	14,929	22,355	—

Proposal 2:	Approval of adjournment of the Special Meeting to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Merger Agreement or if otherwise deemed necessary or appropriate by Penford.

For	Against	Abstained	Broker Non-Votes
9,159,895	1,865,667	27,055	—

Proposal 3:	Approval, on an advisory (non-binding) basis, the merger-related compensation that will or may be paid by Penford to its named executive officers in connection with the merger.

For	Against	Abstained	Broker Non-Votes
6,413,393	4,375,853	263,371	—

Item 8.01 Other Events.

On January 29, 2015, Penford issued a press release announcing the results of the shareholder votes at the Special Meeting. The full text of the press release, a copy of which is attached hereto as Exhibit 99.1, is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press release of Penford Corporation, dated January 29, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Penford Corporation
(Registrant)

January 30, 2015	/s/ Christopher L. Lawlor
Christopher L. Lawlor
Vice President – Human Resources, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release of Penford Corporation, dated January 29, 2015.